Exhibit 99.1

Palladyne AI Ticker Symbol now PDYN

SALT LAKE CITY– April 8, 2024 – Palladyne AI Corp. (“Palladyne AI” and formerly Sarcos Technology and Robotics Corporation) (Nasdaq: PDYN and PDYNW and formerly Nasdaq: STRC and STRCW) today announced that effective as of the market open today, April 8, 2024, the Company’s ticker symbols have changed from Nasdaq: STRC and STRCW to Nasdaq: PDYN and PDYNW. The Company’s intent to adopt the new ticker symbols was previously announced on March 18, 2024 when it announced its name change to Palladyne AI Corp. from Sarcos Technology and Robotics Corporation.

"The updated PDYN ticker symbol is the latest step as part of our pivot to focus our business on our novel AI software platform that is intended to enable stationary and mobile robots to perform tasks that previously couldn’t be automated or that required human intervention,” said Ben Wolff, President and CEO. “Our Edge AI software platform enables robots to reason in a manner similar to humans, using far less training time, data and power than today’s state-of-the-art deep learning methods, while learning and performing complex tasks that incorporate variations in the environment and objects being manipulated.”

No action by the company's stockholders is required with respect to the ticker symbol change. There is no change to the number of outstanding shares or the number of shares or warrants held by individual stockholders as a result of the ticker symbol changes. The company's CUSIP number will remain unchanged.

About Palladyne AI Corp.

Palladyne AI Corp. (Nasdaq: PDYN) Its advanced artificial intelligence (AI) and machine learning (ML) software platform seeks to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI and ML software platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI software solution operates on the edge and is expected to dramatically reduce the significant effort required to program and deploy robots, enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and or complex environments. Designed to achieve precise results with minimal training time, limited data sets, and lower power requirements, compared to current state-of-the-art solutions, Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs). Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float, or roll.

By enabling autonomy, reducing programming complexity, and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

For more information, please visit www.palladyneai.com and connect with us on LinkedIn at www.linkedin.com/company/palladyneaicorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the capabilities or future capabilities of the Company’s software platform, the benefits of the software platform and the industries that could benefit from it and the applicability of the software platform to different kinds of machines (such as UAVs, UGVs and ROVs). Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number ofassumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result ofnew information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Corp. PR and Investor Contacts:

Press Contact:

PR@palladyneai.com

Investor Contact:

IR@palladyneai.com